Exhibit (d)(xviii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                             SUBADVISORY AGREEMENT

This Subadvisory Agreement ("Agreement") is entered into as of July 2, 2001 by and among the Vision Group of Funds, a Delaware business trust (the "Trust"), the M&T Asset Management Department of Manufacturers and Traders Trust Company, a New York State chartered bank and trust company (the "Adviser" or "M&T Bank"), and LSV Asset Management (the "Subadviser").

                                   Recitals:

The Trust is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and has eighteen portfolios, including the Vision Small Cap Stock Fund (the "Fund");

The Trust and the Adviser have entered into an advisory agreement dated as of May 11, 2001 (the "Advisory Agreement") as amended, pursuant to which the Adviser provides portfolio management services to the Fund and the other portfolios of the Trust;

The Advisory Agreement contemplates that the Adviser may fulfill its portfolio management responsibilities under the Advisory Agreement by engaging one or more subadvisers; and

The Adviser and the Board of Trustees of the Trust ("Trustees") desire to retain the Subadviser to act as a sub-investment manager of the Fund and to provide certain other services, and the Subadviser desires to perform such services under the terms and conditions hereinafter set forth.

                                  Agreement:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Adviser and the Subadviser agree as follows:

1. Delivery of Documents. The Trust has furnished the Subadviser with copies, properly certified or otherwise authenticated, of each of the following:

(a)   The Trust's Declaration of Trust ("Declaration of Trust");

(b)   By-Laws of the Trust as in effect on the date hereof;

(c) Resolutions of the Trustees selecting the Subadviser as an investment subadviser to the Fund and approving the form of this Agreement;

(d) Resolutions of the Trustees selecting the Adviser as investment adviser to the Fund and approving the form of the Investment Advisory Agreement and resolutions adopted by the initial shareholder of the Fund approving the form of the Investment Advisory Agreement;

(e)   The Adviser's Investment Advisory Agreement; and

(f) The Trust's registration statement, including the Fund's prospectus and statement of additional information (collectively called the "Prospectus").

The Adviser will furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. The Adviser will also furnish the Subadviser with copies of the documents listed on Schedule 1 to this Agreement, and shall promptly notify the Subadviser of any material change in any of the Fund's investment objectives, policies, limitations, guidelines or procedures set forth in any of the documents listed in Schedule 1. Subadviser shall comply with any such material change promptly after receipt of any such notice.

The Subadviser has furnished the Adviser with a copy of the Subadviser's methodology for security selection, its Form ADV most recently filed with the Securities and Exchange Commission, the code of ethics established by the Subadviser pursuant to Rule 17j-1 of the 1940 Act ("Subadviser's Code of Ethics"), and the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection. The Subadviser will promptly furnish the Adviser with copies of any amendments to such documents.

The Subadviser will also provide Adviser with a list and specimen signatures of the parties who are authorized to act on behalf of the Subadviser and will promptly notify Adviser in writing of any changes thereto.

2. Investment Services. Subject to the supervision and review of the Adviser and the Trustees, the Subadviser will manage the portion of the Fund's assets allocated to the Subadviser from time to time by the Adviser in its sole discretion ("Assets") on a discretionary basis, including the purchase, retention and disposition of securities, in accordance with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus, and in conformity with the 1940 Act, the Internal Revenue Code of 1986, as amended (including the requirements for qualification as a regulated investment company), all other applicable laws and regulations, instructions and directions received in writing from the Adviser or the Board of Trustees, and the provisions contained in the documents delivered to the Subadviser pursuant to Section 1 above, as each of the same may from time to time be amended or supplemented, and copies delivered to the Subadviser. It is understood and agreed that the Adviser may also retain one or more subadvisers to manage portions of the Fund other than the Assets, and that the amount of the Fund's total assets managed by Subadviser may from time to time be modified at the Adviser's sole discretion.

The Subadviser will discharge its duties under this Agreement with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in the capacity of an investment adviser to a registered investment company and familiar with such matters would use. The Subadviser will, at its own expense:

(a) Manage on a discretionary basis the Assets and determine from time to time what securities will be purchased, retained, sold or loaned by the Fund in respect of the assets.

(b) Place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Trustees may direct from time to time, subject to the Subadviser's duty to obtain best execution.

      In using its best efforts to obtain for the Fund best execution, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached a duty created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Subadviser or the Adviser an amount of commission for effecting a Fund investment transaction that is greater than the amount of commission that another broker or dealer would have charged for effecting the transaction.

(c) Submit such reports relating to the valuation of the securities comprising the Assets as the Adviser may reasonably request.

(d) Maintain detailed books and records of all matters pertaining to the Fund (the "Fund Assets' Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto, and brokerage and other records of all securities transactions. The Fund Assets' Books and Records shall be available to the Adviser at any time upon request and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

(e) Comply with all requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1") including the requirement to submit its Code of Ethics and any material changes thereto to the Trustees for approval. The Subadviser will submit any material change in its Code of Ethics to the Trustees promptly, but in no event later than sixty days, after the adoption of such change. The Subadviser will promptly report any significant violations of its Code of Ethics or procedures and any related sanctions to the Trustees and will provide a written report to the Trustees at least annually in accordance with the requirements of Rule
      17j-1. The Subadviser will also require that its Access Persons (as such term is defined in Rule 17j-1) provide the Subadviser with quarterly personal investment transaction reports and initial and annual holdings reports, and otherwise require such of those persons as is appropriate to be subject to the Subadviser's Code of Ethics.

(f) From time to time, as the Adviser or the Trustees may reasonably request, furnish the Adviser and to each of the Trustees reports of transactions with respect to the Assets and reports on securities comprising the Assets, all in such detail as the Adviser or the Trustees may reasonably request.

(g) Inform the Adviser and the Trustees of material changes in investment strategy or tactics or in key personnel of the Subadviser (including any changes in the personnel who manage the investment of the Assets).

(h) Make its officers and employees available to meet with the Trustees and the Adviser at such times and with such frequency as the Trustees or the Adviser reasonably requests, on due notice to the Subadviser, but at least quarterly, to review the investment of the Assets in light of current and prospective market conditions.

(i) Furnish to the Trustees such information as may be reasonably necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purpose of casting a vote pursuant to Section 11 or 12 hereof. Furnish to the Adviser such information as may be reasonably necessary in order for the Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(j) The Subadviser will advise the Adviser, and, if instructed by the Adviser, the Fund's custodian, on a prompt basis each day by electronic communication of each confirmed purchase and sale of a Fund security specifying the name of the issuer, the full description of the security including its class, and amount or number of shares of the security purchased or sold, the market price, commission, government charges and gross or net price, trade date, settlement date, and identity of the effecting broker or dealer and, if different, the identity of the clearing broker.

(k) Cooperate generally with the Fund and the Adviser to provide information in the possession of the Subadviser, or reasonably available to it, necessary for the preparation of registration statements and periodic reports to be filed by the Fund or the Adviser with the Securities and Exchange Commission, including Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States agencies responsible for tax matters, and other reports and filings of like nature.

(l) Allow Adviser, its representatives, internal or external auditors and regulators to visit and audit Subadviser's operations relating to Subadviser's services under this Agreement at such times and frequencies as Adviser reasonably requests, at reasonable times and upon reasonable notice, but at least annually.

(m) Unless the Adviser gives written instructions to the contrary, the Subadviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies with respect to the Assets. Without diminution of its responsibilities hereunder, Subadviser will delegate to a third party provider (currently "ISS") the review and voting of proxies with respect to the Assets.

3. Expenses Paid by the Sub-Advisor. The Subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other costs and expenses incurred by it in connection with the performance of its duties hereunder.

4. Expenses of the Fund Not Paid by the Subadviser. The Subadviser will not be required to pay any expenses which this Agreement does not expressly state shall be payable by the Subadviser. In particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay under this Agreement:

(a) the compensation and expenses of Trustees and of independent advisers, independent contractors, consultants, managers, other subadvirs and other agents employed by the Trust or the Fund other than through the Subadviser;

(b) legal, accounting and auditing fees and expenses of the Trust or the Fund;

(c) the fees and disbursements of custodians and depositories of the Trust or the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

(d) taxes and governmental fees assessed against the Trust or the Fund's assets and payable by the Trust or the Fund;

(e) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund except that the Subadviser shall bear the costs of providing the information referred to in Section 2(k) to the Adviser;

(f)   brokers' commissions and underwriting fees; and

(g) the expense of periodic calculations of the net asset value of the shares of the Fund.

5. Registration as an Adviser. The Subadviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and covenants that it will remain so registered for the duration of this Agreement. Subadviser shall notify the Adviser immediately in the event that Subadviser ceases to be registered as an investment adviser under the Adviser's Act.

6. Compensation of the Subadviser. For all services to be rendered, facilities furnished and expenses paid or assumed by the Subadviser as herein provided for the Fund, the Adviser will pay the Subadviser an annual fee equal to 0.65% on the first $50 million of the average daily net asset value of the Assets, and 0.55% of such assets in excess thereof. Such fee shall accrue daily and be paid monthly. The
"average daily net asset value" of the Assets shall be determined on the basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with the 1940 Act and the regulations promulgated thereunder. The Subadviser will receive a pro rata portion of such monthly fee for any periods in which the Subadviser advises the Fund less than a full month. The Subadviser understands and agrees that neither the Trust nor the Fund has any liability for the Subadviser's fee hereunder, so long as the Fund has paid the Adviser. Calculations of the Subadviser's fee will be based on the average daily net asset value of the Assets as determined by the Adviser or the Trust. Unless otherwise directed by the Adviser, the Subadviser will fully invest the Assets.

In addition to the foregoing, the Subadviser may from time to time agree in writing not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Subadviser. Any such fee reduction or undertaking may be discontinued or modified by the Subadviser at any time.

7. Other Activities of the Subadviser and Its Affiliates. Nothing herein contained shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, directors and employees of the Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Subadviser or of its affiliates.

8. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund with respect to the Assets, neither the Subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant procedures of the Fund. The Subadviser shall not knowingly recommend that the Fund, with respect to the Assets, purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

Nothing herein contained shall limit or restrict the Subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts.
The Trust and Fund acknowledge that the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund, with respect to the Assets. The Subadviser shall have no obligation to acquire with respect to the Fund Assets, a position in any investment which the Subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The Subadviser expressly acknowledges and agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund, with respect to the Assets, and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's Code of Ethics.

When a security proposed to be purchased or sold for the Fund Assets is also to be purchased or sold for other accounts managed by the Subadviser at the same time, at the sole discretion of the Subadviser as to whether to aggregate such purchases or sales, the Subadviser shall make such purchase or sale on a pro-rata, rotating or other equitable basis, subject to cash considerations, so as to avoid any one account being preferred over any other account. The Subadviser shall disclose to the Adviser and to the Trustees the method used to allocate purchases and sales among the Subadviser's investment advisory clients.

9.    No Partnership or Joint Venture.  The Trust, the Fund, the
Adviser and the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

10.   Limitation of Liability and Indemnification.
(a) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Adviser, the Trust, the Fund and/or Fund Assets, any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state securities laws. Subadviser will maintain appropriate fidelity bond insurance coverage in a reasonable amount and shall provide evidence of such coverage upon request of Adviser.

(b) In the absence of willful misfeasance, bad faith or gross negligence on the part of Adviser, or reckless disregard of its obligations and duties hereunder, Adviser shall not be subject to any liability to Subadviser for any act or omission in the course of or connected with, the Adviser's carrying out its duties and obligations under this Agreement.

(c) Subadviser and Adviser shall each defend, indemnify and hold harmless the other party and the other party's affiliates, officers, directors, employees and agents, from and against any third party claim, loss, liability, damages, deficiency, penalty, cost or expense (including without limitation reasonable attorneys' fees and disbursements for external counsel) resulting from the reckless disregard of the indemnifying party's obligations and duties hereunder or willful misfeasance, bad faith or gross negligence on the part of the indemnifying party, its officers, directors, employees and agents with respect to this Agreement or the Fund whether such third party claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

11. Assignment and Amendment. This Agreement may not be assigned by the Subadviser, and shall automatically terminate, without the payment of any penalty, in the event of: (a) its assignment, including any change in control of the Adviser or the Subadviser which is deemed to be an assignment under the 1940 Act, or (b) the termination of the Investment Advisory Agreement. Trades that were placed prior to such termination will not be canceled; however, no new trades will be placed after notice of such termination is received by Subadviser.
Termination of this Agreement shall not relieve the Adviser or the Subadviser of any liability incurred hereunder.

The terms of this Agreement shall not be changed unless such change is agreed to in writing by the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change, and (to the extent required by the 1940 Act, after giving effect to any exemption therefrom) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

12. Duration and Termination. This Agreement shall become effective as of the date first above written and shall remain in full force and effect for a period of two years from such date, and thereafter for successive periods of one year (provided such continuance is approved at least annually in conformity with the requirements of the 1940 Act) unless the Agreement is terminated automatically as set forth in
Section 11 hereof or until terminated as follows:

(a) The Trust or the Adviser may at any time terminate this Agreement, without payment of any penalty, by not more than 60 days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser. Action of the Trust under this subsection may be taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b) The Subadviser may at any time terminate this Agreement (i) for any reason whatsoever, by not less than one hundred twenty (120) days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Adviser, or (ii) for cause, by not less than thirty (30) days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Adviser.

Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

Fees payable to Subadviser for services rendered under this Agreement will be prorated to the date of termination of the Agreement.

In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon receiving a notice of termination or a receipt acknowledging delivery of a notice of termination to Adviser, or such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to the Assets, except as expressly directed by the Adviser, and except for the settlement of securities transactions already entered into for the account of the Fund with respect to the Assets. In addition, the Subadviser shall deliver copies of the Fund Assets' Books and Records to the Adviser upon request by such means and in accordance with such schedule as the Adviser shall reasonably direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser.

13. Shareholder Approval of Agreement. The parties hereto acknowledge and agree that the obligations of the Trust, the Adviser, and the Subadviser under this Agreement shall be subject to the following conditions precedent: (a) this Agreement shall have been approved by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval, and (b) this Agreement shall have been approved by the vote of a majority of the outstanding voting securities of the Fund.

14.   Miscellaneous.

(a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to be private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

(b) Any information supplied by the Trust or the Adviser to the Subadviser in connection with the performance of its duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which is not otherwise in the public domain, is to be regarded as confidential and for use only by the Subadviser in connection with the performance of its duties hereunder. Any information supplied by the Subadviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Adviser, the Fund and/or its agents, and only in connection with the Fund and its investments. Any such information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

(c) The Subadviser agrees to submit any proposed sales literature (including advertisements, whether in paper, electronic or Internet medium) for the Trust, the Fund, the Subadviser or for any of its affiliates which mentions the Trust, the Fund or the Adviser (other than the use of the Fund's name on a list of the clients of the Subadviser), to the Adviser and to the Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to
      produce sales literature for the Trust or the Fund.   The Trust
      and the Adviser agree to submit any proposed sales literature that mentions the Subadviser to the Subadviser for review prior to use and the Subadviser agrees to promptly review and, if appropriate, provide approval, of such materials by a reasonable and appropriate deadline. The Trust agrees to cause the Adviser and the Trust's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant authorities.

(d) All notices, consents, waivers and other communications under this Agreement must be in writing and, other than notices governed by Section 12 above, will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier, provided that receipt is confirmed by return telecopy and a copy is sent by overnight mail via a nationally recognized overnight delivery service (receipt requested); (iii) when received by the addressee, if sent via a nationally recognized overnight delivery service (receipt requested) or U.S. mail (postage prepaid), in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

                  Subadviser:
                  LSV Asset Management
                  200 West Madison Street
                  Suite 2780
                  Chicago, IL  60606
                  Attention :  Tremaine Atkinson
                  Facsimile Number :

      Adviser:    Manufacturers and Traders Trust Company
                  One M&T Plaza
                  Buffalo, New York 14203
                  Attention:  Maureen W. Sullivan
                  Facsimile Number: (716) 842-5376

      Trust:            Vision Group of Funds
                  5800 Corporate Drive
                  Pittsburgh, Pennsylvania 15237-7010
                  Attention: Secretary
                  Facsimile Number: (412) 288-8141

(e) For purposes of this Agreement: (i) "affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual meeting or a special meeting of the shareholders of the Fund, duly called and held, (A) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (B) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less; and (ii) "interested person" and "assignment" shall have the respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

(f) This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

(g) The provisions of this Agreement are independent of and separable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

15. Limitations of Liability of Trustees and Shareholders of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                        VISION GROUP OF FUNDS


                        By:  /s/ Beth S. Broderick
                           ---------------------------------
                        Name:  Beth S. Broderick
                        Title:  Vice President


                        M&T ASSET MANAGEMENT,
                        A Department of
                        MANUFACTURERS AND TRADERS
                        TRUST COMPANY


                        By:  /s/ Kenneth G. Thompson
                           ---------------------------------
                        Name:  Kenneth G. Thompson
                        Title:  Vice President


                        LSV ASSET MANAGEMENT


                        By:  /s/ Tremaine Atkinson
                           ---------------------------------
                        Name:  Tremaine Atkinson
                        Title:   Partner

                                  SCHEDULE 1

Custody Agreement between the Trust and the Fund's custodian ("Custodian"), including information as to:
      The Fund's nominee
      The federal tax identification numbers of the Fund and its nominee All routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the Custodian
      The name address and telephone and Fax number of the Custodian's
employees         responsible for the Fund's accounts
      The Fund's pricing service and contact persons

All procedures and guidelines adopted by the Board of Trustees or the Adviser regarding:
      Transactions with affiliated persons
      Evaluating the liquidity of securities
      Segregation of liquid assets in connections with firm commitments and standby commitments
      Derivative contracts and securities
      Rule 10f-3 (relating to affiliated underwriting syndicates)
      Rule 17a-7 (relating to interfund transactions)
      Rule 17e-1 (relating to transactions with affiliated brokers) and Release No. IC-22362 (granting exemptions for investments in money market funds)

Any master agreements that the Trust has entered into on behalf of the Fund, including:
      Master Repurchase Agreement
      Master Futures and Options Agreements
      Master Foreign Exchange Netting Agreements
      Master Swap Agreements

CFTC Rule 4.5 letter




                              Amendment to
                          Subadvisory Contract
                                 between
                          Vision Group of Funds
                                   and
                  M&T Asset Management, a department of
                 Manufacturers and Traders Trust Company
                                   and
                          LSV Asset Management

      This Amendment to the Subadvisory Contract ("Agreement") dated July 1, 2001, between Vision Group of Funds ("Fund") on behalf of Vision Small Cap Stock Fund and M&T Asset Management, a department of Manufacturers and Traders Trust Company and LSV Asset Management ("Service Providers") is made and entered into as of the 21st day of February, 2001.

      WHEREAS, the Fund has entered into the Agreement with the Service
Providers;

      WHEREAS, the Securities and Exchange Commission has adopted
Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

0 The Fund and the Service Providers hereby acknowledge that the Fund may disclose shareholder NPI to the Service Providers as agents of the Fund and solely in furtherance of fulfilling the Service Providers' contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

1 The Service Providers hereby agree to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Providers in accordance with the limited exception set forth in 17 CFR ss. 248.13.

2 The Service Providers further represent and warrant that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o insure the security and confidentiality of records and NPI of Fund customers,
o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

   4. The Service Providers may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Providers ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Providers of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Providers received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Providers enter into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

   5.   The Service Providers may redisclose Section 248.14 NPI and
      Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   6. The Service Providers are obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI they receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.



WITNESS the due execution hereof this 21st day of February, 2001.

                          Vision Group of Funds


                          By:/s/ Beth S. Broderick
                             -------------------------------------
                          Name:  Beth S. Broderick
                          Title:  Vice President


                          M&T Asset Management, a department of
                          Manufacturers and Traders Trust Company


                          By:/s/ Kenneth G. Thompson
                             -------------------------------------
                          Name:  Kenneth G. Thompson
                          Title:  Vice President


                          LSV Asset Management


                          By:/s/ Tremaine Atkinson
                             -------------------------------------
                          Name:  Tremaine Atkinson
                          Title:  Chief Operating Officer